UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2009 (November 24, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Cherry Creek

On November 24, 2009, Behringer Harvard Multifamily OP I LP, our operating partnership, entered into an agreement to purchase a multifamily community known as 4550 Cherry Creek, located in Denver, Colorado (“Cherry Creek”), from an unaffiliated seller, 4550 Cherry Creek Tower Apartments, LLC.  Cherry Creek is a 288-unit multifamily community with amenities, including but not limited to, a resort style heated pool and spa, a fitness center and business center and conference room.  The contract purchase price for Cherry Creek is $53 million, excluding closing costs.  On November 25, 2009, we made an earnest money deposit of $500,000.  Upon satisfaction of certain conditions, but prior to closing, we will be obligated to provide an additional $500,000 in earnest money.  If the purchase is consummated, we expect that the purchase price will be funded from proceeds of our initial public offering.

Calypso

On November 25, 2009, Behringer Harvard Multifamily OP I LP, our operating partnership, entered into an agreement to purchase a multifamily community known as Calypso Apartments and Lofts, located in Irvine, California (“Calypso”), from an unaffiliated seller, Calypso Lofts, LLC.  Calypso is a 177-unit multifamily community with amenities, including but not limited to, resort style pools and spas, a fitness center and a clubhouse with a Wi-Fi lounge.  The contract purchase price for Calypso is $49 million, excluding closing costs.  On December 1, 2009, we made an earnest money deposit of $1,000,000.  Upon satisfaction of certain conditions, but prior to closing, we will be obligated to provide an additional $1,000,000 in earnest money.  If the purchase is consummated, we expect that the purchase price will be funded from proceeds of our initial public offering.

The consummation of the purchase of each of these multifamily communities is subject to substantial conditions.  The consummation of the acquisition of each of these multifamily communities generally will depend upon:

•                            the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                            no material adverse change occurring relating to the property; and

•                            our receipt of satisfactory due diligence information, including but not limited to, environmental and property condition reports, and lease information.

Other assets may be identified in the future that we may acquire before or instead of the investments described above.  At the time of this filing, we cannot make any assurances that the closings of these investments are probable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: December 1, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal